 NEWS RELEASE

FOR IMMEDIATE RELEASE
COLUMBUS, July 19, 2019

Alliance Data Announces Commencement of Modified Dutch Auction
Tender Offer to Purchase Shares of its Common Stock for an Aggregate Purchase Price of Not More than
$750,000,000

NEW YORK, July 19, 2019/The Wall Street Journal/—Alliance Data Systems Corporation (NYSE: ADS) (“Alliance Data” or the “Company”), a leading global provider of data-driven marketing and loyalty solutions, today announced that it commenced a “modified Dutch Auction” tender offer to purchase up to $750,000,000 in aggregate purchase price of its issued and outstanding shares of common stock, par value $0.01 per share (each, a “Share,” and collectively, “Shares”), or such lesser aggregate purchase price of Shares as are properly tendered and not properly withdrawn, at a price not greater than $162.00 nor less than $144.00 per Share to the seller in cash, less any applicable withholding taxes and without interest. The tender offer is made in accordance with the terms and subject to the conditions described in the offer to purchase, the related letter of transmittal and other related materials, as each may be amended or supplemented from time to time.

The closing price of the Shares on the New York Stock Exchange on July 18, 2019, the last full trading day before the commencement of the tender offer, was $158.00 per Share. The tender offer is scheduled to expire at one (1) minute after 11:59 P.M., New York City time, on August 15, 2019, unless the offer is extended or terminated.

The Company believes that the repurchase of Shares pursuant to the tender offer is consistent with its long-term goal of allocating capital to maximize value for its stockholders and other stakeholders. The offer also allows the Company to return value to its stockholders following the closing of the transaction between the Company and certain of its subsidiaries with Publicis Groupe, S.A., a French société anonyme (“Publicis”), and certain subsidiaries of Publicis (together with Publicis, the “Purchasers”) pursuant to which the Purchasers acquired the Company’s Epsilon business for a purchase price of $4.4 billion in cash, subject to certain adjustments specified therein, including for indebtedness, cash, working capital and transaction expenses. Further, the offer also provides a mechanism for completing the Company’s authorized share repurchase program more rapidly that would be possible through open market repurchases. The Company believes that the modified Dutch auction tender offer provides its stockholders with the opportunity to tender all or a portion of their Shares, and thereby receive a return of some or all of their investment in the Company, if they so elect.

The tender offer is not contingent upon any minimum number of Shares being tendered. However, the tender offer is subject to a number of other terms and conditions, which are described in detail in the offer to purchase. Specific instructions and a complete explanation of the terms and conditions of the tender offer are contained in the offer to purchase, the related letter of transmittal and other related materials, which will be mailed to stockholders of record promptly after commencement of the tender offer.

None of the Company, the members of its Board of Directors, the dealer managers, the information agent or the depositary makes any recommendation as to whether any stockholder should participate or refrain from participating in the tender offer or as to the purchase price or purchase prices at which stockholders may choose to tender their Shares in the tender offer.

The information agent for the tender offer is D.F. King & Co., Inc. The depositary for the tender offer is Computershare Trust Company, N.A. The dealer managers for the tender offer are J.P. Morgan Securities LLC, Mizuho Securities USA LLC and SunTrust Robinson Humphrey, Inc. For all questions relating to the tender offer, please call the information agent, D.F. King & Co., Inc., toll-free at 1-800-283-9185; banks and brokers may call any of the dealer managers, J.P. Morgan Securities LLC at 1 (877) 371-5947, Mizuho Securities USA LLC at 1 (866) 271-7403 or SunTrust Robinson Humphrey, Inc. at 1 (833) 914-0356.

About Alliance Data
Alliance Data is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 10,000 associates at more than 50 locations worldwide.

Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. LoytaltyOne owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. In July 2019 Alliance Data completed the sale of its Epsilon business to Publicis Groupe. More information about Alliance Data can be found at www.AllianceData.com.

Additional Information Regarding the Tender Offer
This press release is for informational purposes only. This press release is not a recommendation to buy or sell Shares or any other securities of Alliance Data, and it is neither an offer to purchase nor a solicitation of an offer to sell Shares or any other securities of Alliance Data.

Alliance Data will be filing today a tender offer statement on Schedule TO, including an offer to purchase, a related letter of transmittal and other related materials, with the United States Securities and Exchange Commission (the “SEC”). The tender offer will only be made pursuant to the offer to purchase, the related letter of transmittal and other related materials filed as part of the issuer tender offer statement on Schedule TO, in each case as may be amended or supplemented from time to time. Stockholders should read carefully the offer to purchase, the related letter of transmittal and other related materials because they contain important information, including the various terms of, and conditions to, the tender offer.

Stockholders will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, the related letter of transmittal and other related materials that Alliance Data will be filing with the SEC at the SEC’s website at www.sec.gov. In addition, free copies of these documents may be obtained by contacting D.F. King & Co., Inc., the information agent for the tender offer, toll-free at 1-800-283-9185.

Forward-Looking Statements
The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to: the loss of or reduction in demand for services from, significant clients; increases in net charge-offs in credit card and loan receivables; failure to identify or successfully integrate or disaggregate business acquisitions or divestitures; increases in the cost of doing business, including market interest rates; inability to access the asset-backed securitization funding market; loss of active AIR MILES® Reward Program collectors; disruptions in the airline or travel industries; increased redemptions by AIR MILES® Reward Program collectors; unfavorable fluctuations in foreign currency exchange rates; limitations on consumer credit, loyalty or marketing services from new legislative or regulatory actions related to consumer protection and consumer privacy; increases in FDIC, Delaware or Utah regulatory capital requirements for banks; failure to maintain exemption from regulation under the Bank Holding Company Act; loss or disruption, due to cyber attack or other service failures, of data center operations or capacity; and loss of consumer information due to compromised physical or cyber security. The accuracy of our expectations and predictions is also subject to the following risks and uncertainties: (1) our ability to complete the tender offer; (2) the price and time at which we may make any additional Share repurchases following completion of the tender offer and the number of Shares acquired in such repurchases; and (3) changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in conditions of the United States or international lending, capital and financing markets. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of Alliance Data’s Form 10-K for the year ended December 31, 2018, which can be found at www.AllianceData.com on the Investor page and on the Securities and Exchange Commission’s website at www.sec.gov.

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Source: Alliance Data Systems Corporation

Media Contact: Yvanka Wallner +1 212-597-5683

Investor Contact: Tiffany Louder +1 214-494-3048

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